                                                                     Exhibit 4.4
                                 RAYONIER INC.
                            [__% Debenture Due ___]



No.
   ----------------
$
 ------------------



        RAYONIER INC., a corporation organized and existing under the laws of North Carolina (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of ___________________________________ Dollars on
________________________________ and to pay interest thereon from ________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on _________ and _________ in each year, commencing ________ at the rate of ___ per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ___% per annum on any overdue principal and premium and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the _____ or _____ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date (or within any grace period related to such interest payment set forth in such Indenture) will forthwith cease to be payable to the Holder and may either be paid to the person in whose name this Debentures (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee (notice whereof shall be given to Holders of Debentures of this series not less than 10 days prior to such Special Record Date) or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

         Payment of the principal of (and premium, if any) and any such interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by (i) check mailed to the address of the Person entitled thereto as such address shall appear in the Debenture Register or (ii) wire transfer upon terms established from time to time by the Company reasonably satisfactory to the Paying Agent.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                             RAYONIER INC.


                                                   by
                                                     -------------------------
                                                             President
Attest:


- -------------------------
Secretary


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures referred to in the within-mentioned Indenture.


                                           Chemical Bank,
                                             as Trustee


                                           By
                                              -------------------------
                                              Authorized Officer

                       Form of Reverse of Debenture ___%

         Debenture Due ___. This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Debentures"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Chemical Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $_________. The Debentures are general unsecured obligations of the Company and will rank pari passu with all other Securities issued under the Indenture.

         [If applicable, insert: The Debentures of this series are not redeemable prior to the stated maturity of the principal hereof and will not be subject to any sinking fund.]

         [If applicable, insert: The Debentures of this series are subject to redemption upon not less than 30 days' and not more than 60 days' notice by mail, [if applicable, insert: (1) on __________ in any year commencing with the year _____ and ending with the year _____ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after ______ 19__], as a whole or in part, at the election of the Company, at the following Redemption
Prices (expressed as percentages of the principal amount): If redeemed [on or before ______________, ___ % and if redeemed] during the 12-month period beginning __________ of the years indicated,


                   Redemption                  Redemption
         Year        Price          Year         Price
         ----      ----------       ----       ----------






and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption [if applicable, insert: (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert: The Debentures of this series are subject to redemption upon not less than 30 days' and not more than 60 days' notice by mail, (1) on ___________ in any year commencing with the year ___ and ending with the year ___________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ___________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning _________ of the years indicated,


                      Redemption Price
                      For Redemption           Redemption Price For
                      Through Operation        Redemption Otherwise
                      of the                   Than Through Operation
         Year         Sinking Fund             of the Sinking Fund
         ----         -----------------        -------------------





and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debentures, or one or more Predecessor Debentures, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

         [If applicable, insert: The sinking fund for this series provides for the redemption on _________ in each year beginning with the year ______ and ending with the year ____ of [not less than] $________ [("mandatory sinking fund") and not more than $________ ] aggregate principal amount of Debentures of this series. [Debentures of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made] [in the inverse order in which they become due.]

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancelation hereof.

         The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Debenture, upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default with respect to Debentures of this series shall occur and be continuing, the principal of the Debentures of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and
(ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Debentures of this series shall terminate.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures or of others of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Debentures or of others at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Debentures or of others of each series at the time Outstanding, on behalf of the Holders of all Debentures or of others of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registerable in the Debentures Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debentures Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debentures of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Holder waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Debentures.

        Pursuant to a recommendation promulgated by the Committee on Uniform Debenture Identification Procedures the Company has caused CUSIP numbers to be printed on the Debentures. No representation is made as to the accuracy of such numbers as printed on the Debentures and reliance may be placed only on the other identification numbers placed thereon.

        This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debenture.

        All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

        Rayonier Inc.
        1177 Summer Street
        Stamford, Connecticut 06904
        Attention of Corporate Secretary

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common            UNIF GIFT MIN ACT--
                                                 Custodian
                                         --------         --------
TEN ENT--as tenants by the               (Cust)                    (Minor)
entireties                               Under Uniform Gifts to
                                         Minors Act
JT TEN--as joint tenants with
right of survivorship and not as
tenants in common
                                         ---------------------------------
                                         (State)

Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[Please Insert Social Security or
other Identifying Number of Assignee]

- ----------------------------

- -----------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE]


- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

the within Debenture of Rayonier, Inc. and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Date:

     ------------------  ----------------------------------------------------

                         ----------------------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debenture in every particular without alteration or enlargement or any other change whatsoever.